Exhibit 5.1

July 17, 2012

Opinion of Cravath, Swaine & Moore LLP
Registration Statement on Form F-3

Dear Ladies and Gentlemen:

We have acted as U.S. counsel to AngloGold Ashanti Limited, a company incorporated in the Republic of South Africa (“AngloGold”), AngloGold Ashanti Holdings plc, a company incorporated under the laws of the Isle of Man (“AngloGold Holdings”) and AngloGold Ashanti Holdings Finance plc (“AngloGold Finance”), a company incorporated under the laws of the Isle of Man, in connection with the registration under the Securities Act of 1933 (the “Act”) of (i) guaranteed debt securities (the “Guaranteed Debt Securities”) of AngloGold Holdings and AngloGold Finance, unconditionally guaranteed as to the payment of principal, premium (if any) and interest, by AngloGold (the “Guarantees”), (ii) debt securities of AngloGold (the “AngloGold Debt Securities” and, together with the Guaranteed Debt Securities, the “Debt Securities”), (iii) ordinary shares of AngloGold, par value of 25 South African cents per share (the “Ordinary Shares”), with an unspecified and indeterminate aggregate initial offering price, (iv) warrants of AngloGold to purchase Ordinary Shares and (v) rights of AngloGold to purchase Ordinary Shares.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion including: (a) the Registration Statement on Form F-3 of AngloGold, AngloGold Holdings and AngloGold Finance (the “Registration Statement”); (b) the form of indenture relating to the AngloGold Debt Securities included in the Registration Statement as Exhibit 4.1 (the “AngloGold Indenture”); (c) the indenture relating to the AngloGold Holdings Guaranteed Debt Securities included in the Registration Statement as Exhibit 4.2 (the “AngloGold Holdings Indenture”); (d) the indenture relating to the AngloGold Finance Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.5 (the “AngloGold Finance Indenture” and together with the AngloGold Indenture and the AngloGold Holdings Indenture, the “Indentures”).

Based on the foregoing and subject to the qualifications set forth herein and in the Registration Statement, we are of opinion as follows:

1.  Assuming that the Indentures have been or will be duly authorized, executed and delivered by AngloGold, AngloGold Holdings and AngloGold Finance, the Indentures will constitute legal, valid and binding obligations of AngloGold, AngloGold Holdings and AngloGold Finance, as applicable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.  Assuming that the Debt Securities and the Guarantees have been or will be duly authorized, executed and authenticated in accordance with the provisions of the Indentures and issued and sold as contemplated in the Registration Statement, the Debt Securities and the Guarantees will constitute legal, valid and binding obligations of AngloGold, AngloGold Holdings and AngloGold Finance, as applicable, entitled to the benefits of the Indentures and enforceable against AngloGold, AngloGold Holdings and AngloGold Finance, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

Our opinion is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.  In particular, we do not purport to pass on any matter governed by the laws of the Republic of South Africa or the Isle of Man.  For purposes of our opinion, we have assumed that (i) AngloGold has been duly incorporated and is a validly existing company under the laws of South Africa and (ii) the Indentures, the Guarantees and the AngloGold Debt Securities have been or will be duly authorized, executed and delivered by AngloGold insofar as the laws of South Africa are concerned.  With respect to all matters of South Africa law, we note that you are being provided with the opinion, dated the date hereof, of Edward Nathan Sonnenbergs, South African counsel to AngloGold, AngloGold Holdings and AngloGold Finance.  For purposes of our opinion, we have also assumed that (i) each of AngloGold Holdings and AngloGold Finance has been duly incorporated and is a validly existing company under the laws of the Isle of Man and (ii) the AngloGold Holdings Indenture and the AngloGold Finance Indenture and the AngloGold Holdings Debt Securities and the AngloGold Finance Debt Securities have been or will be duly authorized, executed and delivered by each of AngloGold Holdings and AngloGold Finance insofar as the laws of the Isle of Man are concerned.  With respect to all matters of Isle of Man law, we note that you are being provided with the opinion, dated the date hereof, of Cains Advocates Limited, Isle of Man counsel to AngloGold, AngloGold Holdings and AngloGold Finance.

We have also relied as to certain matters on information obtained from public officials, officers of AngloGold, AngloGold Holdings and AngloGold Finance and other sources believed by us to be responsible, and we have assumed that the Indentures will be duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Form F-3 Registration Statement, and to the references to this opinion therein and to the references to us under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

AngloGold Ashanti Limited

76 Jeppe Street

Newtown, Johannesburg, 2001

PO Box 62117, Marshalltown, 2107

South Africa

AngloGold Ashanti Holdings plc

1st Floor, Atlantic House

4-8 Circular Road

Douglas, Isle of Man, IM1 1AG

AngloGold Ashanti Holdings Finance plc

1st Floor, Atlantic House

4-8 Circular Road

Douglas, Isle of Man, IM1 1AG

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